SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        CLARION COMMERCIAL HOLDINGS, INC.

          (Exact name of the Registrant as specified in its charter)

             MARYLAND                                   13-398895
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                   Identification No.)


        335 MADISON AVENUE
        NEW YORK, NEW YORK                                10017
(Address of principal executive offices)               (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the exchange act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-47887

        Securities to be registered pursuant to section 12(b) of the Act:

      Title of Each Class                  Name of Each Exchange on Which
      TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

Class A Common Stock, $.001 par value            New York Stock Exchange

Securities to be registered pursuant to section 12(g) of the Act:  None

            INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the Class A common stock of Clarion Commercial Holdings, Inc. (the "Company") to be registered hereunder is incorporated by reference herein from the description set forth under the caption "Description of Capital Stock-Common Stock" in the Prospectus included within Amendment No. 7 to the Registration Statement of the Company on Form S-11 filed on May 28, 1998 with the Securities and Exchange Commission (Registration No.
333-47887) (the "Registration Statement on Form S-11").

ITEM 2.     EXHIBITS.

      Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits were filed with the New York Stock Exchange, but are not being filed with the Securities and Exchange Commission as part of this Registration Statement:


1.  The Company's Registration Statement on Form S-11 and the exhibits thereto.
2.  The Charter of the Company.
3.  The By-laws of the Company.
4.  Specimen Common Stock Certificate.

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Clarion Commercial Holdings, Inc.
                                    (Registrant)


                                    By: /s/ Daniel Heflin
                                        -------------------------------------
                                        Daniel Heflin
                                        President and Chief Executive Officer